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                                                                    Exhibit 99.3


                    FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT
                    -----------------------------------------

     THIS FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT (THIS "First Amendment"), dated as of March 11, 1994, is made by and among SHILOH INDUSTRIES, INC., a Delaware corporation (the "Company"), MTD PRODUCTS INC, and Ohio corporation ("MTD"), and the individuals signing this Agreement below (the "Original Shiloh Stockholders").

                                    RECITALS
                                    --------

     A. MTD and the Original Shiloh Stockholders are parties to the Stockholders Agreement, dated as of June 22, 1993 (the "Stockholders Agreement"), relating to their respective ownership of the Common Stock, par value $.01 per share, of the Company. Capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Stockholders Agreement.

     B. The parties hereto wish to amend the Stockholders Agreement in order to remove certain of the Original Shiloh Stockholders from the scope of the Stockholders Agreement.

     C. Section 4.1 of the Stockholders Agreement provides that it may be amended in whole or in part by a writing that is executed by those Persons holding at least a majority of the Common Shares held by the members of the Shiloh Group and the MTD Group, respectively.

                                   AGREEMENTS
                                   ----------

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment to Stockholders Agreement.
           ------------------------------------

     The parties hereto agree that as of the date hereof each of the Original Shiloh Stockholders listed on EXHIBIT A as attached hereto (the "Released Parties") shall no longer be a party to the Stockholders Agreement, shall no longer have any rights or obligations under the Stockholders Agreement and shall no longer be included in the definitions "Shiloh Group" or "Original Shiloh Group" provided therein.

SECTION 2. Continued Effectiveness of the Stockholders Agreement.
           ------------------------------------------------------

     Notwithstanding anything contained herein, the terms of this First Amendment are not intended to and do not serve to effect a novation as to the Stockholders Agreement. Except with respect to the Released Parties, the parties hereto expressly do not intend to extinguish the Stockholders Agreement. The Stockholders Agreement as amended by this First Amendment hereby remains in full force and effect.

SECTION 3. General Provisions.
           -------------------

     3.1 COUNTERPARTS. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

     3.2 ENTIRE AGREEMENT. The Stockholders Agreement as amended by this First Amendment embodies the entire agreement among the parties in relation to its subject matter.


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     IN WITNESS WHEREOF, the Company, MTD and the Original Shiloh Stockholders
have executed this First Amendment as of the day and year first above written.

MTD PRODUCTS INC                        SHILOH INDUSTRIES, INC.

By: /s/ David R. Campbell               By: /s/ Robert L. Grissinger
    ---------------------------------       ------------------------------------
Name: David R. Campbell                 Name:  Robert L. Grissinger
Its: Secretary                          Its:   President

                          ORIGINAL SHILOH STOCKHOLDERS
                          ----------------------------

DOMINICK C. FANELLO TRUST               JAMES C. FANELLO TRUST

By: The Richland Bank,                  By: Society Bank & Trust at
       as Trustee                              Mansfield, as Trustee

By: /s/ Harold Davis                    By: /s/ J. A. Walter
    ---------------------------------       ------------------------------------
Title: Vice President & Trust Officer   Title:  Vice President

ROSE M. FANELLO TRUST                   KATHLEEN M. FANELLO TRUST

By: The Richland Bank,                  By: Society Bank & Trust at
       as Trustee                              Mansfield, as Trustee

By: /s/ Harold Davis                    By: /s/ J. A. Walter

Title: Vice President & Trust Officer   Title:  Vice President

MICHELLE FANELLO                        VINCENT J. FANELLO

By: Society Bank & Trust at             By:  Society Bank & Trust at
       Mansfield, as Trustee                    Mansfield, as Trustee

By: /s/ J. A. Walter                    By: /s/ J. A. Walter
    ---------------------------------       ------------------------------------
Title: Vice President                   Title:  Vice President

/s/ Michael C. Fanello                  /s/ Patricia A. Patrick
-------------------------------------   ----------------------------------------
Michael C. Fanello                      Patricia A. Patrick

/s/ Nancy K. Layacona                   /s/ Robert E. Sutter
-------------------------------------   ----------------------------------------
Nancy K. LaYacona                       Robert E. Sutter

/s/ Robert L. Grissinger
-------------------------------------
Robert L. Grissinger

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                                                                       EXHIBIT A
                                                                       ---------

                                Released Parties
                                ----------------
         Name                                             Shares of Common Stock
         ----                                             ----------------------

Patricia A. Patrick                                               58,205

Nancy K. LaYacona                                                 58,205

Vincent J. Fanello Trust                                          88,204

Michelle Fanello Trust                                            85,069

Michael C. Fanello                                                91,785

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